Exhibit 10.3

CENTRAL VIRGINIA BANKSHARES, INC.

INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT dated as of the ____ day of ___________, ____, but effective as of ___________ ___, ____, between CENTRAL VIRGINIA BANKSHARES, INC., a Virginia corporation (the “Company”), and ________________ (“Optionee”), is made pursuant and subject to the provisions of the Company’s 2006 Stock Incentive Plan, as amended (the “Plan”). All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

WHEREAS, the Company has determined that it is in the best interest of the Company to provide an incentive to Optionee to acquire a proprietary interest in the Company and, as a stockholder, to share in its success, thus creating an added incentive for each Optionee to counsel and consult effectively for the Company and in the Company’s interest;

WHEREAS, the Company maintains the Plan;

WHEREAS, participation in the Plan is effected by an award of the Board of Directors and the execution of this Incentive Stock Option Agreement (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants hereafter set forth and for other good and valuable consideration, the parties hereby agree as follows:

1.            Grant of Option. The Company hereby grants to Optionee, as of ___________ ___, 2006, (the “Date of Grant”), the right and option (“Option”) to purchase _________________ (_________) whole shares of Common Stock at the option price of $____ per share, which is not less than Fair Market Value of Common Stock on the Date of Grant. The Option granted hereunder shall be exercisable by Optionee, subject to all terms and conditions set forth in the Plan and this Agreement. The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option (as such term is defined under Section 422 of the Internal Revenue of 1986).

2.	Terms and Conditions. This Option is subject to the following terms and conditions:

(a)

Number of Shares; Price; Vesting and Expiration. This Option shall be exercisable with respect to _________ of the shares subject to the Option on the first anniversary of the Date of Grant; with respect to an additional _________ of the shares subject to the Option on the second anniversary of the Date of Grant; and with respect to the _________ of the shares subject to this Option on the third anniversary of the Date of Grant.

(b)	Expiration Date. This Option shall terminate on _________ (the “Expiration Date.”)

(c)	Exercise of Option. Except as provided in paragraphs 3 and 4, the Option is exercisable, in whole or in part, with respect to the total number of shares set forth in paragraph (a) above. To the extent the Option becomes exercisable, it shall continue to be exercisable until the earlier of termination of Optionee’s rights hereunder or until the Expiration Date. A partial exercise of the Option shall not affect Optionee’s right to exercise the Option with respect to the remaining shares, subject to the conditions of the Plan and this Agreement.

(d)

Method of Exercising and Payment for Shares. The Option shall be exercised by written notice delivered to the attention of the Company’s Chief Financial Officer at the Company’ principal office in Powhatan, Virginia. The written notice shall specify the number of shares being acquired pursuant to the exercise of the Option when the Option is being exercised in part in accordance with subparagraph 2(c) hereof. The exercise date shall be the date such notice is received by the Company. Such notice shall be accompanied by payment of the option price in full for each share of Common Stock being acquired pursuant to such exercise, in cash (United States dollars) or cash equivalent acceptable to the Company, or, in whole or in part, through the surrender of previously acquired mature shares of Common Stock (shares held by the Optionee for at least six months or as otherwise required by law or regulation) at their fair market value on the exercise date.

(e)

Cashless Exercise. To the extent permitted under the applicable laws and regulations, at the request of Optionee, the Company agrees to cooperate in a “cashless exercise” of the Option. The cashless exercise shall be effected by the Optionee delivering to a securities broker instructions to exercise all or part of the Option, including instructions to sell a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith.

(f)	Nontransferability. The Option is nontransferable except by will or by the laws of descent and distribution. During Optionee’s lifetime, the Option may be exercised only by Optionee.

(g)

Disposition of Shares. Optionee agrees to notify the Company of any sale or other disposition of Common Stock acquired pursuant to this Option if such sale or disposition occurs (i) within two years of the date of grant of this Option or (ii) within one year of the date of exercise of this Option. Such notice shall be in writing and directed to the Company’s Chief Financial Officer at the Company’s principal office in Powhatan, Virginia.

3.            Exercise During Employment. Subject to the one year period of death and disability in paragraph 4, this Option may not be exercised in whole or in part after the expiration of ninety days from the date the Optionee’s employment by the Company terminates or during the remainder of the period preceding the Expiration Date, whichever is shorter; provided, however, if the Optionee shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any Subsidiary (ii) engage in conduct that would warrant the Optionee’s discharge for cause, any unexercised portion of the Option shall immediately terminate and be void.

4.            Exercise in the Event of Death or Disability. The Option shall be exercisable in full in the event that prior to the Expiration Date, the Optionee dies or becomes permanently and totally disabled (as defined in Code Section 22(e)(3) while employed by the Company or Subsidiary. In the event of death, the Option may be exercised by Optionee’s estate, or the person or persons to whom his rights under the Option shall pass by will or the laws of descent and distribution. The Option shall continue to be exercisable for (i) the one year period beginning on the date the Optionee dies or terminates employment due to permanent and total disability, as the case may be, or (ii) the remainder of the period preceding an Expiration Date, whichever is shorter.

5.            Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Optionee to a fractional share, such fraction shall be disregarded.

6.            No Right to Continued Employment. The Option does not confer upon Optionee any right with respect to continuance of employment by the Company, nor shall it interfere in any way with the right of the Company to terminate his employment.

7.            Investment Representation. Optionee agrees that unless shares issuable under the Plan have been registered with the Securities and Exchange Commission, all shares purchased by him hereunder will be purchased for investment and not with a view to distribution or resale and until such registration, certificates representing such shares may bear an appropriate legend to assure compliance with applicable law and regulations.

8.            Change in Capital Structure. The number of shares of Common Stock covered by the Option, and the price per share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock), a stock split-up or any other increase or decrease in the number of such shares effected without receipt of cash or property or labor or services by the Company. Any such adjustment of an outstanding Option must satisfy the requirements of Treasury Regulation Section 1.424-1 and Code Section 409A of the Code.

9.            Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia.

10.          Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

11.          Optionee Bound by Plan; Definitions. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. Unless otherwise noted, defined terms used in this Agreement have the same meaning as provided in the Plan.

12.          Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Optionee and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Optionee has affixed his signature hereto.

CENTRAL VIRGINIA BANKSHARES, INC.

By:___________________________________

OPTIONEE

______________________________________